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                                   EXHIBIT 21

                         Subsidiaries of the Registrant

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As of March 24, 1997, the following is a list of the parent (Registrant) and its subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof.

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                                             State or Country       Number
                                             of Incorporation       of
     Name of Company                         or Organization        Parent
---------------------------------------------------------------------------------------------------

1    EG&G, Inc.                              Massachusetts          N/A
2    EG&G Alabama, Inc.                      Alabama                1
3    EG&G Astrophysics                       California             1
4    EG&G Automotive Research, Inc.          Texas                  20
5    EG&G Birtcher, Inc.                     California             1
6    EG&G Benelux B.V.                       Netherlands            71 (77%) 1 (23%)
7    EG&G Canada Investments, Inc.           Canada                 87
8    EG&G Canada Limited                     Canada                 1 (10%) 28 (43.5%) 38 (46.5%)
9    EG&G Chandler Engineering Company       Oklahoma               1
10   EG&G Defense Materials, Inc.            Utah                   1
11   EG&G do Brasil Ltda.                    Brazil                 20 (95%) 86 (5%)
12   EG&G Dynatrend, Inc.                    Delaware               1
13   EG&G E.C.                               Bahrain                20
14   EG&G Energy Measurements, Inc.          Nevada                 1
15   EG&G Environmental, Inc.                Delaware               1
16   EG&G Exporters Ltd.                     U.S. Virgin Islands    20
17   EG&G Florida, Inc.                      Florida                1
18   EG&G Flow Technology, Inc.              Arizona                1
19   EG&G GmbH                               Germany                20
20   EG&G Holdings, Inc.                     Massachusetts          1 (87%) 24 ( 6%) 69 (5%) 9 (2%)
21   EG&G IC Sensors, Inc.                   California             1
22   EG&G Idaho, Inc.                        Idaho                  20
23   EG&G Information Technologies, Inc.     California             1
24   EG&G Instruments, Inc.                  Delaware               20
25   EG&G Instruments GmbH                   Germany                1
26   EG&G International, Ltd.                Cayman Islands         20
27   EG&G Japan, Inc.                        Delaware               20
28   EG&G Judson Infrared, Inc.              Pennsylvania           1
29   EG&G KT Aerofab, Inc.                   California             20
30   EG&G Langley, Inc.                      Virginia               17
31   EG&G Ltd.                               United Kingdom         20 (80.9%) 3 (19.1%)
32   EG&G Management Services of San
       Antonio, Inc.                         Texas                  20
33   EG&G Management Systems, Inc.           New Mexico             1
34   EG&G Missouri Metal Shaping Company     Missouri               20
35   EG&G Mound Applied Technologies, Inc.   Ohio                   1
36   EG&G Omni, Inc.                         Philippines            20
37   EG&G Power Systems, Inc.                California             1

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
 EG&G, Inc. Exhibit 21 Page 2

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                                                  State or Country         Number
                                                  of Incorporation         of
Name of Company                                   or Organization          Parent
-------------------------------------------------------------------------------------------------------

38   EG&G Pressure Science Incorporated           Maryland                 20
39   EG&G Rocky Flats, Inc.                       Colorado                 1
40   EG&G Sealol Eagle, Inc.                      Delaware                 42 (51%)
41   EG&G Sealol Ltd. (Sealol Egypt)              Egypt                    20 (22%) 26 (78%)
42   EG&G Sealol, Inc.                            Delaware                 20
43   EG&G Services, Inc.                          Delaware                 1
44   EG&G Special Projects, Inc.                  Nevada                   1
45   EG&G Star City, Inc.                         Ohio                     1
46   EG&G S.A.                                    France                   26
47   EG&G SpA                                     Italy                    20
48   EG&G Technical Services of West
        Virginia, Inc.                            West Virginia            50
49   EG&G Ventures, Inc.                          Massachusetts            1
50   EG&G Washington Analytical
       Services Center, Inc.                      District of Columbia     1
51   EG&G Watertown, Inc.                         Massachusetts            71
52   Antarctic Support Associates (Partnership)   Colorado                 1 (40%)
53   Benelux Analytical Instruments S.A.          Belgium                  1 (92.3%)
54   Berthold Analytical Instruments, Inc.        Delaware                 1
55   Berthold A.G.                                Switzerland              20
56   Berthold France S.A.                         France                   46
57   Berthold GmbH                                Germany                  1
58   Berthold Munchen GmbH                        Germany                  65 (60%)
59   Biozone Oy                                   Finland                  84
60   B.A.I. GmbH                                  Austria                  20
61   Eagle EG&G Aerospace Co. Ltd.                Japan                    1 (49%)
62   EC III, Inc.                                 New Mexico               1 (50%)
63   Heimann Optoelectronics GmbH                 Germany                  65
64   Heimann Shenzhen Optoelectronics Co. Ltd.    China                    63  (90%)
65   Laboratorium Prof. Dr. Rudolf
       Berthold GmbH & Co. KG                     Germany                  19 (58.0%) 25 (2.3%) 4 (39.7%)
66   NOK EG&G Optoelectronics Corporation         Japan                    1 (49%)
67   Pribori Oy                                   Finland                  84
68   PT EG&G Heimann Optoelectronics              Indonesia                20
69   Reticon Corporation                          California               1
70   Reynolds Electrical & Engineering Co., Inc.  Texas                    1
71   Rotron Incorporated                          New York                 1
72   Science Support Corporation                  Delaware                 1
73   Sealol Hindustan Limited                     India                    42 (20%)
74   Sealol S.A.                                  Venezuela                42
75   Seiko EG&G Co. Ltd.                          Japan                    1 (49%)
76   Shanghai EG&G Reticon Optoelectronics
        Co. Ltd.                                  China                    69 (50%)
77   Societe Civile Immobiliere                   France                   1 (82.5%) 56 (17.5%)

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
EG&G, Inc. Exhibit 21 Page 3

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                                          State or Country       Number
                                          of Incorporation       of
Name of Company                           or Organization        Parent
------------------------------------------------------------------------------

78   Vactec, Inc.                         Missouri               1
79   WALLAC ADL AG                        Switzerland            80 (80%)
80   WALLAC ADL Gmbh                      Germany                82 (52%)
81   WALLAC A/S                           Denmark                84
82   WALLAC Holding GmbH                  Germany                19
83   WALLAC Norge AS                      Norway                 84
84   WALLAC Oy                            Finland                20
85   WALLAC Sverige AB                    Sweden                 84
86   WALLAC, Inc.                         Maryland               1
87   Wellesley B.V.                       Netherlands            88
88   Wickford N.V.                        Netherlands Antillies  26
89   Wright Components, Inc.              New York               1
90   ZAO Pribori                          Russia                 67

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